================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               HORIZON BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                                                  April 29, 1997



Dear Shareholder:

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Horizon Bancorp to be held at the Orak Shrine Temple, 3848 N. Frontage Road, Michigan City, Indiana on Thursday, May 29, 1996 at 10:00 a.m. (local time). To ensure that a quorum will be represented at the meeting, we encourage you to complete, sign, date and return your proxy promptly in the enclosed postage prepaid envelope. This will not limit your right to vote in person or to attend the meeting.

The Notice of Annual Meeting and the Proxy Statement on the following pages cover the business to come before the meeting, which will include election of directors. We urge you to read these materials carefully.

The Annual Report of Horizon Bancorp for the year ending December 31, 1996 is also enclosed. The Annual Report is not to be considered as proxy solicitation material.

We look forward to meeting our shareholders, and welcome the opportunity to discuss the business of your company with you.




Larry E. Reed                         Thomas P. McCormick
Chairman of the Board                 President

                                 HORIZON BANCORP
                               515 FRANKLIN SQUARE
                          MICHIGAN CITY, INDIANA 46360

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

NOTICE IS HEREBY GIVEN THAT PURSUANT TO THE CALL OF ITS DIRECTORS, the Annual Meeting of Shareholders of Horizon Bancorp will be held on THURSDAY, MAY 29, 1997, 10:00 A.M. (LOCAL TIME), AT THE ORAK SHRINE TEMPLE, 3848 N. FRONTAGE ROAD, MICHIGAN CITY, INDIANA, for the purpose of considering and voting upon the following matters:

1) The election of four (4) Directors to serve terms which will expire in 2000.

2) The approval of the First Amendment to the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp.

3) The approval of the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp.

4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 28, 1997, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

Your attention is directed to the accompanying Proxy Statement and Proxy.


IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                                   By Order of the Board of Directors


                                   Diana E. Taylor
                                   Secretary


April 29, 1997

                                HORIZON BANCORP
                               515 FRANKLIN SQUARE
                          MICHIGAN CITY, INDIANA 46360
                                 (219) 879-0211

                                 APRIL 29, 1997

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Horizon Bancorp ("Horizon") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Horizon to be held at the Orak Shrine Temple, 3848 N. Frontage Road, Michigan City, Indiana on Thursday, May 29, 1997 at 10:00 a.m. (local time), and at any adjournment thereof. This Proxy Statement and accompanying form of proxy have been mailed to shareholders on or about April 29, 1997.

Only shareholders of record as of April 28, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. The voting securities of Horizon consist only of Common Stock, of which 897,311 shares were issued and outstanding on the record date. For the matters to be voted on at the Annual Meeting, each share of Horizon Common Stock is entitled to one vote.


EXERCISE AND VOTING OF PROXY
The enclosed proxy is designed to permit each shareholder of record of Horizon Common Stock at the close of business on April 28, 1997 to vote at the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions of the shareholders given in the proxies. In the absence of any such instructions, the shares of Horizon Common Stock, represented by proxy, will be voted FOR the election of the four nominees for directors; FOR the approval of the adoption of the First Amendment to the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp; and FOR the approval of the adoption of the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp. On other matters that may properly come before the meeting, this proxy will be voted, in their discretion, by the named Proxies. Any proxy may be revoked at any time insofar as it has not been exercised, either by delivery to Horizon of a written revocation, by a duly executed proxy bearing a later date or by action of the shareholder at the meeting.

The nominees for election as directors of Horizon named in the Proxy Statement will be elected by a plurality of the votes cast. Action on other matters presented at the meeting will be approved if the votes cast in favor exceed the votes cast in opposition, unless a higher voting requirement is required. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting.

The cost of soliciting proxies in the accompanying form will be borne by Horizon. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph, by certain directors, officers or employees of Horizon or Horizon Bank, N.A. ("Bank", formerly known as First Citizens Bank, N.A.), its subsidiary, who will not be specially compensated for such solicitations. No solicitation of proxies will be made by paid solicitors.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
To the best of the knowledge of Horizon, as of February 28, 1997, the following are the only beneficial owners of more than five percent (5%) of the outstanding shares, except as otherwise noted under Nominee's Standing for Election


NAME & ADDRESS                                   OUTSTANDING STOCK           PERCENTAGE OF OUTSTANDING STOCK
--------------                                   -----------------           -------------------------------
Cede & Co.                                           174,155                          19.36%
Box #20
Bowling Green Station, NY 10004

IMS Investment Management, N.A.
     as trustee                                      324,121  (1)                     36.03%
P.O. Box 1125
Michigan City, IN 46360

Darhap & Co.                                          81,544  (2)                      9.06%
P.O. Box 1125
Michigan City, IN 46360

----------------------------------------------------------------------------------------------
(1)  Shares indicated as beneficially owned include 315,357 share under the
     Employee Stock Ownership Plan ("ESOP") and 8,764 shares under the
     Employees' Thrift Plan.

(2) Shares indicated as beneficially owned are held by Darhap & Co. as nominee for IMS Investment Management, N.A. (a subsidiary of Bank) for shares held for beneficiaries of trusts and estates, not the Employee Stock Ownership Plan and Employees' Thrift Plan.


                              ELECTION OF DIRECTORS
The Articles of Incorporation of Horizon provide that the Board of Directors shall consist of three classes of directors. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after such election.

NOMINEES STANDING FOR ELECTION
TERMS TO EXPIRE IN 2000:


NAME, AGE AND
  YEAR FIRST                                                        SHARES BENEFICIALLY          PERCENT OF
ELECTED DIRECTOR (1)      PRINCIPAL OCCUPATION                           OWNED  (2)                CLASS
--------------------     ---------------------                           ----------                -----
                         Farmer                                            1,272                   0.13%









Russell L. Arndt
    Age - 68
      1976
--------------------------------------------------------------------------------------------------------
                         President and Chief Administrative               37,591(3)                3.86%
                         Officer, Horizon and Bank since 1986,
                         retired December 31, 1996.





Robert C. Dabagia
      Age - 58
       1980
--------------------------------------------------------------------------------------------------------

NOMINEES STANDING FOR ELECTION
TERMS TO EXPIRE IN 2000:


NAME, AGE AND
    YEAR FIRST                                                      SHARES BENEFICIALLY  PERCENT OF
ELECTED DIRECTOR (1)       PRINCIPAL OCCUPATION                           OWNED  (2)       CLASS
--------------------      ---------------------                           ----------       -----
                          Board Member, Chicago Board                        883          0.09%
                            of Trade









Myles J. Kerrigan
    Age - 58
      1979

--------------------------------------------------------------------------------------------------------
                                    Chairman and Chief Executive          47,664 (4)      4.90%
                                        Officer, Horizon and Bank
                                        since 1986







Larry E. Reed
   Age - 62
      1979
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
CONTINUING DIRECTORS
TERMS TO EXPIRE IN 1999:

NAME, AGE, AND
  YEAR FIRST
                                                                  SHARES BENEFICIALLY  PERCENT OF
ELECTED DIRECTOR  (1)        PRINCIPAL OCCUPATION                     OWNED(2)            CLASS
------- --------  ---       ---------------------                    ----------
                         Chancellor, Purdue University                     1,030          0.11%
                            - North Central






Dale W. Alspaugh
    Age - 64
       1986
--------------------------------------------------------------------------------------------------------
                         Pathologist, Pathology                            3,627          0.37%
                           Consultants, Inc.





 Robert E. McBride, M.D.
      Age - 57
        1984


CONTINUING DIRECTORS
TERMS TO EXPIRE IN 1999:


NAME, AGE AND
    YEAR FIRST                                                     SHARES BENEFICIALLY  PERCENT OF
ELECTED DIRECTOR (1)      PRINCIPAL OCCUPATION                          OWNED  (2)        CLASS
--------------------     ---------------------                         ----------         -----
                         President and Chief Administrative               13,869 (5)      1.42%
                            Officer, Horizon and Bank
                            since January 1, 1997




Thomas P. McCormick
         Age - 43
           1997
--------------------------------------------------------------------------------------------------------
                        Farmer                                               226          0.02%







Gene L. Rice
   Age - 64
    1979
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
CONTINUING DIRECTORS
TERMS TO EXPIRE IN 1998:

NAME, AGE AND
    YEAR FIRST                                                       SHARES BENEFICIALLY PERCENT OF
ELECTED DIRECTOR (1)      PRINCIPAL OCCUPATION                            OWNED  (2)      CLASS
--------------------     ---------------------                            ----------      -----
                         Financial consultant; former publisher              682          0.07%
                              of Michigan City News-Dispatch
                              (local newspaper)




George R. Averitt
   Age - 65
       1973
--------------------------------------------------------------------------------------------------------
                         Retired, General Construction Co., Inc.           5,475          0.56%
                             (general contractor)





James D. Brown
   Age - 70
    1979

CONTINUING DIRECTORS
TERMS TO EXPIRE IN 1998:


NAME, AGE AND
    YEAR FIRST                                                      SHARES BENEFICIALLY PERCENT OF
ELECTED DIRECTOR(1)      PRINCIPAL OCCUPATION                           OWNED  (2)        CLASS
--------------------     ---------------------                          ----------        -----
                         Vice President, Seico, Inc.                       2,342          0.24%






Boyd W. Phelps
    Age - 68
     1971

--------------------------------------------------------------------------------------------------------
                         President, Century 21                               250          0.03%
                          Middleton Co., Inc.





Larry N. Middleton, Jr.
        Age - 44
           1995

--------------------------------------------------------------------------------------------------------
                         Executive Vice President,                           100          0.01%
                          McKee Group






Susan D. Sterger
   Age - 42
     1995

--------------------------------------------------------------------------------
(1) The date indicated in this column reflects the year the person listed was first elected as a director of Horizon or one of the predecessors of Bank, namely Citizens Bank of Michigan City ("Citizens Bank") and First Merchants National Bank ("First Bank").

(2) The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole or shared voting or investment power.

(3) Shares indicated as beneficially owned by Mr. Dabagia include 22,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 4,117 shares held by the Horizon Employee Stock Ownership Plan ("ESOP") and 4,354 held by the Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(4) Shares indicated as beneficially owned by Mr. Reed include 30,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 11,028 shares held by the Horizon Employee Stock Ownership Plan ("ESOP") , 5 shares held by the Horizon Bancorp Employees' Thrift Plan ("Thrift Plan") and 2,750 shares owned by Mr. Reed's spouse of which Mr. Reed disclaims ownership.

(5) Shares indicated as beneficially owned by Mr. McCormick include 8,500 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 5,367 shares held by the Horizon Employee Stock Ownership Plan ("ESOP") and 2 shares held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

                                       7

Information regarding shares beneficially owned is as of February 28, 1997. As of February 28, 1996, directors, nominees and executive officers, as a group (14, including above 13 individuals), beneficially owned 124,644 shares (including 64,500 shares exercisable under stock options), 12.81% of the shares outstanding.

BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. It is intended that the proxies given to the persons named in the accompanying form of proxy will, unless otherwise indicated therein, be voted FOR the election of the nominees named above. Although management has no reason to believe that any nominee will be unable to serve, in the event any nominee should become unavailable for election, and unless the Board of Directors shall reduce the size of the Board to a number which shall be equal to the number of nominees who are able and willing to serve, the persons named in the proxy will vote for a substitute nominee who will be designated by the Board of Directors.

PROCEDURES FOR NOMINATION OF DIRECTORS
Under Horizon's by-laws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of Horizon entitled to vote for the election of directors. Horizon does not have a Nominating Committee of the Board of Directors. Nominations, by any shareholder, must be made in writing and must be delivered to the President of Horizon not less than 30 days nor more than 50 days prior to any meeting of shareholders called for the purpose of electing directors and must include certain detailed information and representations with respect to such nominee as specified in the by-laws. Nominations not made in accordance with the by-laws may be disregarded by the chairman of the meeting, in his discretion, and upon his instructions, the vote tellers may disregard all votes cast for any such nominee. A complete copy of the applicable provision of the by-laws will be available upon request to the President of Horizon.


                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
During 1996, Horizon's Board of Directors held twelve meetings. Horizon directors attended 75% or more of the aggregate of the meetings of the Board of Horizon, Bank and all committees upon which the Directors serve. Horizon does not have any standing committees of its own. However, the Bank Board of Directors has, among others, an Audit Committee and Compensation Committee, which also serve as such for Horizon, The Loan Store, Inc., a consumer finance subsidiary of Horizon, and IMS Investment Management, N.A., an investment management subsidiary of Bank.

The Audit Committee, whose members at December 31, 1996 were Gene L. Rice, Chairman, George R. Averitt, James D. Brown, Boyd W. Phelp, Susan D. Sterger and Donald J. Manaher, director of Bank, met four times in 1996. Larry E. Reed and Robert C. Dabagia are ex officio members of the Audit Committee. The purpose of the Committee is to assist the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examinations of Bank and affiliates and monitoring of accounting, auditing and financial reporting practices. The Committee reviews the internal audit program of Bank and recommends to the Board of Directors the engagement of an outside auditing firm.

The Compensation Committee, whose members at December 31, 1996 were Boyd W. Phelps, Chairman, Dale W. Alspaugh, Russell L. Arndt, Robert C. Dabagia, Myles
J. Kerrigan, Larry N. Middleton, Jr., Larry E. Reed, and Susan D. Sterger met four times in 1996. The Committee reviews all salary and employee benefit issues relating to Bank and affiliates employees and directors.

                          EXECUTIVE OFFICERS OF BANCORP

The following information is provided with respect to executive officers of Horizon holding office as of December 31, 1996 with all other information as of February 28, 1997:



                                                SHARES        PERCENT
                                             BENEFICIALLY       OF         OFFICE AND BUSINESS EXPERIENCE DURING THE
NAME                                AGE        OWNED (1)       CLASS       PAST FIVE YEARS
-------------------------------- ---------- ---------------  ---------  -  -------------------------------------------------------
Larry E. Reed                        62        47,664(2)       4.90%       Chairman and Chief Executive Officer Horizon and
                                                                           Bank since 1986.

Robert C. Dabagia                    58        37,591(3)       3.86%       President and Chief Administrative Officer Horizon
                                                                           and Bank since 1986.  Retired 12/31/96.


Thomas P. McCormick                  43        13,869(4)       1.42%       President and Chief Administrative Officer Horizon
                                                                           and Bank since 1/1/97.  Executive Vice President
                                                                           Horizon and Bank since 1986.

Leon A. Dargis                       59         9,633(5)       0.99%       Senior Vice President Bank since 1986, Vice
                                                                           Chairman IMS Investment Management, N.A.
                                                                           since 10/1/96.


(1) The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole or shared voting or investment power.

(2) Shares indicated as beneficially owned by Mr. Reed include 30,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 11,028 shares held by the Horizon Employee Stock Ownership Plan ("ESOP") , 5 shares held by the Horizon Bancorp Employees' Thrift Plan ("Thrift Plan") and 2,750 shares owned by Mr. Reed's spouse of which Mr. Reed disclaims ownership.

(3) Shares indicated as beneficially owned by Mr. Dabagia include 22,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 4,117 shares held by the Horizon Employee Stock Ownership Plan ("ESOP") and 4,354 held by the Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(4) Shares indicated as beneficially owned by Mr. McCormick include 8,500 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 5,367 shares held by the Horizon Employee Stock Ownership Plan ("ESOP") and 2 shares held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(5) Shares indicated as beneficially owned by Mr. Dargis include 4,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 4,347 shares held by the Horizon Employee Stock Ownership Plan ("ESOP") and 2 shares held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").


All of Horizon's executive officers hold office for a term of one year. Messrs. Reed and McCormick are parties to Employment Agreements ("Agreements") with Horizon pursuant to which they have been selected to serve as Directors and Chairman and Chief Executive Officer and President and Chief Administrative Officer, respectively, of Horizon and Bank (see "Executive Compensation and Other Information").

                      REPORT OF THE COMPENSATION COMMITTEE
                                DECEMBER 31, 1996
The Compensation of all elected officers of the Bank, including that of the Chief Executive Officer, is set annually by the outside directors who are members of the Compensation Committee of Bank's Board of Directors ("Committee"). The outside director membership of the Committee is generally comprised of six outside directors. The appointment of outside directors to the Committee is rotated.

Compensation is composed of several segments which include base salary, short-term incentives and long-term incentives. The Committee compares all management compensation, including that of the Chief Executive Officer, to the compensation paid to managers holding the same position in similar financial institutions. Data for this comparison comes from a variety of independent and credible sources with the principal data contained in an annual study published by Wyatt Data Services/Cole Surveys, a division of the Wyatt Company, one of the nation's leading independent consultants in employee compensation. Because of timing differences, management compensation approved for 1996, including that of the Chief Executive Officer, was compared to data for 1994. As a result, management compensation for 1996 was not affected by increases in the compensation of management's peers in 1995 and 1996.

MANAGEMENT SALARIES
All management salaries, including that of the Chief Executive Officer, are governed by the Bank's formal salary administration program in which all salary decisions are subject to detailed annual performance reviews. The formal salary administration program was initiated in 1977 and is based upon a design submitted by Cole and Associates who provided consulting services to the Bank at that time. Each year, the salary administration program is updated and the salary of each member of management is compared to those salaries being paid to like positions in similar banks. Salary ranges for each management position in the Bank are then computed from that data. In general, the highest salary that would be allowable by the Bank is below the highest salary for that position as reported in the Cole Survey data. In 1996, the highest computed salary allowable for the Chief Executive Officer was $300,000 and the actual salary paid was $230,200 or 78% of the maximum allowable under the Bank's salary administration program.

SHORT TERM INCENTIVE PROGRAMS
All employees are covered by a short-term incentive compensation program which provides for the payment of annual bonuses. A bonus program was approved for the years 1987 and 1992 through 1996; no bonus plan was established for 1988 through 1991. In addition, no bonuses were paid under the programs approved in 1987, 1992 and 1995. The bonus program is based on a pool of funds, which, in turn, is based on the Bank's return on assets for the year. A return on assets which is below a predetermined level will result in no funding being made to the bonus program. Funds from the pool are distributed to the participants under a formula which considers both their salary for that year and their performance rating. Both officers and staff can qualify to participate in the bonus program; however, if an individual's performance rating is below a predetermined level, he or she will not be eligible to receive a bonus.

The Bank sponsors other short-term incentive compensation programs for all employees. These programs are generally structured as sales incentive programs which are either nominal or material in value. If a payment under the program is of only nominal value, it typically is paid in addition to the normal salary earned by the employee. However, if the program can result in material payments, such payments are typically made in lieu of a discounted portion of both the normal salary increase earned and the annual bonus program. In this instance, the employee loses the discounted portion of the salary increase and annual bonus even if he or she does not earn any commissions under the applicable sales incentive program. Neither the Chairman (Chief Executive Officer) nor the President (Chief Administrative Officer) are permitted to participate in any of the sales incentive programs.

LONG TERM INCENTIVE PROGRAMS/STOCK OPTIONS
Horizon's long-term incentive program is based on stock options. Stock options are granted to encourage and facilitate personal stock ownership by executive officers and thus strengthen their personal commitment to Horizon and gain a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officer's interests with Horizon's shareholders. Horizon also recognizes that stock options are a necessary element of a competitive compensation program. The program utilizes vesting periods to encourage key employees to continue in the employ of Horizon and thereby acts as a retention device for key employees. All options granted under this program include tandem stock appreciation rights ("SARs").

PERFORMANCE REVIEWS
The Committee conducts an annual review of the performance of the Chairman/Chief Executive Officer and the President/Chief Administrative Officer who are the senior executive officers of the Bank. In conducting its review, the Committee considers a variety of performance factors in analyzing the compensation of each of these executive officers. These factors generally include traditional financial results and indicators such as revenues, expenses, assets, credit issues, reserves, earnings and ratios such as return on equity, loans to deposits and other significant factors and performance indicators. The business of commercial banking is complex and is undergoing changes which generate uncertainties about future events. The Chairman and the President must provide guidance and leadership in nearly all aspects of this dynamic enterprise. In the process, however, they are not expected to work alone. The performance evaluation recognizes that programs initiated at the top level of an organization are not quick fixes, nor should they be. These programs are generally long term in nature, bringing benefit to the Bank over many years. For those reasons, the Committee also focuses on the following issues in determining performance levels for the Chairman and the President: quality of the organization, service delivery characteristics, quality of service, leadership in the community, and risk management.

There are several additional criteria against which the performance of the Chairman, the President and other executive officers are measured in setting their annual compensation. Among these are the continued growth and development of our trust business, a very major portion of our enterprise; efficient and cost effective use of technology; the management of change; development of existing and new services; recruitment of and development of skilled people in the organization; team building; operating cost controls; improvement of fee income; ability to meet increased competition;

performance of the Bank's investment portfolio; ongoing development of the Bank's information systems; and a broad variety of banking and management functions that are typical of a well-managed banking organization. All management compensation, including that of the Chairman, President and the other executive officers, is performance related.

COMPENSATION COMMITTEE MEMBERSHIP
Mr. Reed, Chief Executive Officer of the Bank, and Mr. Dabagia, President* of the Bank, are members of the Committee but do not participate in the Committee's evaluations of their performances or in voting on their compensation. As members of the Committee, they participate in reviewing the performance of other officers, engage in the discussion of non-compensation human resource related issues, provide technical assistance to the Committee, provide liaison between the Committee and management and undertake to enact the decisions of the Committee on its behalf. On occasion, Ms. Judy Dodge, Vice President of Human Resources, also engages in many of the above duties, but is not a member of the Committee.

No other officers, employees, former officers or employees of the Bank or individuals requiring disclosure under Item 404 of Regulation S-K are members of the Committee. In addition, there are no executive officer/director interlocks in which an executive officer/director of one company serves on the compensation committee of another company, which itself has an executive officer/director serving on the first company's board of directors or compensation committee.

Boyd W. Phelps, Chairman        Dale W. Alspaugh          Russell L. Arndt      Robert C. Dabagia

Myles J. Kerrigan               Larry N. Middleton, Jr.   Larry E. Reed         Susan D. Sterger

------------------------------
* Mr. Dabagia retired as President of Horizon and Bank effective December 31, 1996.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following information is provided with respect to compensation paid by Bank to each executive officer of Horizon and/or Bank in 1996 whose compensation exceeded $100,000. Horizon pays no direct remuneration to its executive officers, all of whom are compensated as officers of Bank.


                            -------------------Annual Compensation---------- --------------------Long-term Compensation------------
                                                                             ----------Awards----------   ------Payouts-------------


                                                                                         Securities
                                                                             Restricted  Underlying
Name and                             Salary($)    Bonus($)   Other Annual      Stock      Options/      LTIP            Other
Principal Position          Year      (1)(2)      (1)(3)    Compensation(4)    Award(s)     SARs(#)    Payouts($)  Compensation(5)
------------------          ----      -------    -------    ----------------   --------    --------   -----------  ----------------
Larry E. Reed               1996     $230,200    $11,296       $2,187                --          --          --        $56,286
 Chairman and               1995     $220,400     --           $5,004                --          --          --        $35,526
 Chief Executive Officer    1994     $209,100    $11,519       $3,579                --          --          --        $34,739


Robert C. Dabagia           1996     $189,600    $9,305        $4,634                --          --          --        $38,488
  President and Chief       1995     $178,300      --          $6,073                --          --          --        $29,981
  Administrative Officer    1994     $168,100    $9,260        $4,033                --          --          --        $26,798


Thomas P. McCormick         1996     $127,500    $6,258        $3,186                --          --          --        $16,489
  Executive Vice            1995     $121,000      --          $2,301                --          --          --        $12,151
  President                 1994     $114,100    $6,286        $2,396                --          --          --        $ 8,690


Leon A. Dargis              1996     $114,200    $5,605        $3,882                --          --          --        $21,794
  Senior Vice               1995     $107,400      --          $5,666                --          --          --        $14,068
  President                 1994     $100,600    $5,542        $4,898                --          --          --        $12,766

                                       11

(1) Salary and benefit numbers included herein for years have been restated to indicate actual paid, and actual deferred compensation pursuant to each category of payment

(2) Includes salary amounts paid and salary amounts deferred by the individual named pursuant to Horizon's Thrift Plan and Supplemental Executive Retirement Plan ("SERP").

(3) Includes bonus amounts paid and bonus amounts deferred by the individual named pursuant to Horizon's Thrift Plan and SERP.

(4) Includes car allowance and a portion of the group term life insurance premium taxable to the individual named.

(5) Includes Horizon's contribution to Horizon's ESOP and it's matching contribution to the Thrift Plan and SERP.

EMPLOYMENT AGREEMENTS
Messrs. Reed and McCormick are parties to Employment Agreements with Horizon and Bank which provide for their continued service as Chairman of the Board and President, respectively, until December 31, 1998, subject to the right of Horizon and Bank to extend such Agreements. These Agreements are in place to assure that senior executive decisions are made with the long-term benefit of Horizon and its shareholders in mind even if those decisions expose the senior executives to criticism in the short term. Under the Agreements, Messrs. Reed and McCormick receive minimum benefits and are paid salaries based upon their salaries in existence at the time the Agreements were executed with periodic increases in accordance with the salary administration program applicable to all executives of Horizon and Bank. The salary administration program is regulated by the Committee and measures individual salaries against published compensation data for comparably sized financial institutions. If the employment of either executive is terminated for reasons other than "cause", as defined in the Agreements, the individual is entitled to an amount equal to three times his annual salary rate at that time. There is no change of control arrangement which would benefit either officer under the Agreements.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES
The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1996 by Horizon's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1996. As of December 31, 1996, SARs were exercised with respect to 3,000 shares.


                                                                    Number of Shares Covered         Value of Unexercised In-The
                                                                    by Unexercised Options on             Money Options as of
                              ----------Shares Acquired------   ---------12/31/96-------------        ---------12/31/96(2)----------


                              On Exercise          Value
Name                          During 1996       Realized (1)     Exercisable     Unexercisable        Exercisable   Unexercisable
----                          -----------       ------------     -----------     -------------        -----------   -------------
Larry E. Reed                     -0-               -0-             30,000             -0-              $258,500        -0-
Robert C. Dabagia                 -0-               -0-             23,000             -0-              $205,600        -0-
Thomas P. McCormick               -0-               -0-             10,000             -0-              $ 99,100        -0-
Leon A. Dargis                 3,000(3)         $44,250              4,000             -0-              $ 57,300        -0-

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1996 less option exercise price. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

(3) Mr. Dargis exercised SARs with respect to up to 3,000 shares and received the value realized above in cash. Therefore, 3,000 shares are no longer eligible to be issued under the 1987 Plan, but Mr. Dargis did not increase his holding by 3,000 shares as such shares were not issued.

COMPENSATION OF DIRECTORS
Horizon paid its non-employee directors $12,000 each for their services in 1996. Active officers of Horizon receive no separate compensation for their services as directors. There is no additional compensation for meetings of committees of the Board, special assignments or special meetings.

DIRECTORS' DEFERRED COMPENSATION PLAN
Horizon sponsors a Directors' Deferred Compensation Plan, which allows Directors of Horizon and Bank who are not also employees to elect to defer the receipt of fees for their services. Fees deferred under the plan accrue interest compounded annually. Payments of deferred fees are made to participants or their beneficiaries in a lump sum or monthly installments upon death or disability of the participants, or as designated by participants, when they are no longer a member of the Board of Directors or attain a specific age. Participants have no rights to amounts deferred other than rights as general creditors of Horizon.

PERFORMANCE GRAPH

                               Comparison of Five Year Cumulative Total Return
                              Among Horizon Bancorp Common Stock, S&P 500 Index
                                           and Bank Composite Index

                                    (Total return assumes $100 invested on
                                  January 1, 1991 with reinvested dividends)

                                              [GRAPHIC OMITTED]


                               1991            1992           1993            1994           1995            1996
                               ----            ----           ----            ----           ----            ----
Horizon Bancorp              100.00          142.86         150.95          170.95         190.95          252.38
S&P 500 Index                100.00          107.62         118.46          120.03         165.13          203.06
Bank Composite Index         100.00          131.87         145.37          137.92         219.13          311.08

The comparison of total return on investment (change in December year end stock price plus reinvested dividends) for each of the periods shown, assumes that $100 was invested on December 31, 1991 in each of Horizon Common Stock, the Standard and Poor 500 Index and the Standard and Poor Bank Composite Index. Other companies in the Standard and Poor indices are in general larger than Horizon, with greater market capitalization, and with shares which trade on a national exchange. Horizon's shares are not traded on any exchange and trade only infrequently in the over-the-counter market. Information with respect to the market price of Horizon's shares was provided by The Chicago Corporation, the principal market maker for the shares, and does not include mark-ups, mark-downs or commissions and may not reflect either actual trades or all trades which occur.

TRANSACTIONS WITH MANAGEMENT
Directors and executive officers of Horizon and their associates were customers of, and have had transactions with, Bank in the ordinary course of business during 1996. Comparable transactions may be expected to take place in the future. During 1996, various directors and officers of Horizon and their respective associates were indebted to Bank from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

EMPLOYEE STOCK OWNERSHIP PLAN
Generally, all regular employees of Horizon and Bank who are at least 21 years old and have completed one year of employment with Horizon or Bank are eligible to participate in the Horizon Bancorp Employee Stock Ownership Plan. Under the terms of the ESOP, Horizon and Bank, as participating employers may, in their discretion, contribute Horizon Common Stock to the ESOP or contribute cash to the ESOP which is invested primarily in Horizon Common Stock. The amount of such contributions is determined by the Board of Directors. Contributions are allocated to each participant who completed 1,000 hours of service (as defined) during the year and is employed by Horizon or Bank on the last day of the year in the proportion that such participant's compensation (as defined) for the year bears to the total compensation for all participants for the year. No participant contributions are required or allowed under the ESOP.

Participants are vested in their accounts under the ESOP on a graduated basis commencing with 20% after 2 years of service and reaching 100% after 6 years of service. Distributions to participants or their beneficiaries under the ESOP may be in a lump sum as a result of retirement or other termination of employment, death or permanent and total disability. In general, distributions are made in the form of whole shares of Horizon Common Stock or cash, as elected by participants. If a participant or beneficiary receives a distribution in the form of Horizon Common Stock, the shares are subject to a "put" option. The terms of the put option entitle the participant to require Horizon (or the ESOP) to repurchase all or any part of the distributed shares at their current fair market value. The put option right applies when the stock is distributed and, if the distributee does not elect to exercise the put at that time, the distributee may again exercise the put option in the next year after the end of year valuation of Horizon stock held by the ESOP is communicated to the distributee. Additionally, participants have the right to direct the voting of the shares of Horizon Common Stock allocated to their accounts on all matters.

After a participant has attained age 55 and completed 10 years of participation in the ESOP, the participant may begin to elect to diversify his or her ESOP account by taking a distribution of up to 25% of the Horizon Common Stock allocated to the account. The stock distributed pursuant to this diversification election is subject to the put option rights discussed above. Eligible participants may elect, for a period of up to five consecutive years, to diversify their ESOP account in this manner; in the sixth year, eligible participants may elect to diversify up to 50% of the Horizon Common Stock allocated to their ESOP accounts. This diversification right is cumulative so that, in the aggregate, in any one of the first five years, no more than 25% of the total value of the Horizon Common Stock allocated to the account, and in the sixth year no more than 50% of the total value of the Horizon Common Stock allocated to the account, is subject to the diversification election.

In August, 1985, prior to the issuance of Horizon Common Stock in connection with the merger of Horizon and Citizens Michiana Financial Corporation, the ESOP acquired 30.95% of the issued and outstanding shares of Horizon Common Stock from individual shareholders. The transaction was financed through a loan of $3,400,000 from The Northern Trust Company to the ESOP which loan was guaranteed by Horizon ("1985 Loan"). The acquisition was made by the ESOP with the prior approval of the Federal Reserve Bank of Chicago ("Federal Reserve"). On January 17, 1995, the ESOP made the final payment on the 1985 loan. Such payment was made with cash held by the ESOP and with a contribution to the ESOP by Horizon in the amount of $146,500. The final principal payment on the loan was $297,500.

On August 26, 1994, the ESOP acquired 172,414 shares of Horizon Common Stock directly from Horizon at a purchase price of $29.00 per share. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $5,000,006 over a period of 10 years, in annual installments without interest ("1994 Loan"). The ESOP's acquisition of the Horizon Common Stock was made pursuant to the prior approval of the Federal Reserve. The ESOP's obligations under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. For the year ended December 31, 1996, a $500,000 principal payment was made by the ESOP to Horizon from the cash available to the ESOP and 17,241 shares of Horizon Common Stock were released from collateral and allocated to ESOP participants.

On March 22, 1996, the ESOP borrowed $253,981 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 7,312 share of Horizon Common Stock with respect to distributions to participants who had terminated employment during 1995 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $253,981 over 20 years, in annual installments without interest ("1995 Loan"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. For the year ended December 31, 1996, a $12,700 principal payment was made by the ESOP to Horizon from the cash available to the ESOP and 366 shares of Horizon Common Stock were released from collateral and allocated to ESOP participants.

On June 20, 1996, the ESOP borrowed $456,469 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 10,999 shares of Horizon Common Stock with respect to distributions to participants who had terminated employment during 1996 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $456,469 over 20 years, in annual installments without interest ("1996 Loan"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. The first installment under the 1996 Loan is due on December 31, 1997.

On January 16, 1997, the ESOP borrowed $152,064 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 3,638 share of Horizon Common Stock with respect to distributions to participants during 1996 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $152,064 over 20 years, in annual installments without interest ("1997 Loan"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. The first installment under the 1997 Loan is due on December 31, 1997.

For the year ended December 31, 1996, $86,000 was contributed to the ESOP, of which $2,598 in value of Horizon Common Stock was allocated to the account of Larry E. Reed, $2,602 in value of Horizon Common Stock was allocated to the account of Robert C. Dabagia, $2,356 in value of Horizon Common Stock was allocated to the account of Thomas P. McCormick, $2,124 in value of Horizon Common Stock was allocated to the account of Leon A. Dargis for a total of $9,680 in value of Horizon Common Stock allocated to accounts of all executive officers as a group. The accounts of Messrs. Reed, Dabagia, McCormick, and Dargis under the ESOP are 100% vested.

THRIFT PLAN
Generally, all regular employees of Horizon and Bank who are at least 21 years old and have completed one year of employment with Horizon or Bank are eligible to participate in the Horizon Bancorp Employees' Thrift Plan. For the year ended December 31, 1996, the Thrift Plan was funded by matching contributions by the Bank of 100% of participants' salary redirection contributions of up to 2% of compensation (as defined in the Thrift Plan) and 50% of salary redirection contributions in excess of 2% of compensation but not more than 6% of compensation.Salary redirection contributions by participants and matching contributions by Bank are allocated to each participant based upon individual contribution elections. The value of each participant's account attributable to Bank's matching contributions vests on a graduated basis commencing with 20% after 2 years of service and reaching 100% after 6 years of service. All other accounts under the Thrift Plan are fully vested at all times. Distribution of benefits under the Thrift Plan is made in the form of a joint 50% survivor annuity for married participants and life annuity for single participants. However, the Thrift Plan allows participants to elect to receive their benefits in the form of a lump sum or in installment distributions over a period not exceeding 10 years.

For the year ended December 31, 1996, Bank contributed $172,000 to the Thrift Plan of which $3,778 was allocated to the account of Mr. Reed, $3,900 was allocated to the account of Mr. Dabagia, $4,517 was allocated to the account of Mr. McCormick, $4,342 was allocated to the account of Mr. Dargis for a total of $16,537 allocated to the accounts of all executive officers as a group. The accounts of Messrs. Reed, Dabagia, McCormick, and Dargis under the Thrift Plan, are 100% vested.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS
Awards under the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp, ("1987 Plan") were made by the Compensation Committee, exclusive of those members who were eligible to participate in the 1987 Plan (the "Committee"). The Committee selected any key employee of Horizon or Bank to participate in the 1987 Plan. Awards were granted from time to time until January 20, 1990 when the 1987 Plan terminated pursuant to its terms. A maximum of 85,000 shares of Horizon Common Stock could have been issued under the 1987 Plan. However, less than that number of shares of Horizon Common Stock were issued under the 1987 Plan. On December 18, 1990, the Board adopted resolutions which authorized the Committee to grant new options and SARs, solely to non-executive officers, to receive up to 10,000 shares of Horizon Common Stock. The Board authorized the grants under the same terms and conditions as the 1987 Plan. All of the options and SARs authorized by the Board resolutions were granted on January 28, 1991. At December 31, 1996, options to purchase 79,750 shares of Horizon Common Stock were outstanding under the 1987 Plan and the 1990 Board resolutions, and 4,150 SARs have been exercised thereunder.

Awards under the 1987 Plan and the Board's 1990 resolutions include non-qualified stock options ("NSOs") and SARs. SARs were granted only in conjunction with NSOs. An award cannot be exercised by a recipient until one year after grant. Thereafter, after the first year and through the second year from the date of award, an option may be exercised as to not more than 20% of the total option shares; through the third year as to not more than 40% of the total option shares; through the fourth year as to not more than 60% of the total option shares; through the fifth year as to not more than 80% of the total option shares; and during the sixth year and any time thereafter (during the remaining term of the option) all or part of the option shares may be exercised. Upon the death of the recipient, the option is exercisable in full within one year from the date of the recipient's death.
 In the event of a change of control of Horizon (as defined) all outstanding options may be exercised immediately.

The following is provided with respect to those stock options granted under the 1987 plan and the 1990 Board resolutions:


NAME OF INDIVIDUAL                         SHARES SUBJECT TO                    PER SHARE
OR NUMBER OF PERSONS                       OPTIONS WITH STOCK                   EXERCISE
IN GROUP                                   APPRECIATION RIGHTS                  PRICE
-----------------------------------------------------------------------------------------------
Executive officers with
granted options (4 individuals)            64,500                             $31.50 - 22.50

Horizon and Bank employees
with granted options,
(14 individuals, including
above 4)                                   79,750 (1)(2)                      $31.50 - 13.50

(1) Net of NSOs and SARs forfeited and reallocated pursuant to the terms of the Plans.

(2)  There were no NSOs or SARs granted in 1996.

PROPOSAL TO APPROVE THE ADOPTION OF THE FIRST AMENDMENT TO THE 1987 STOCK OPTION
              AND STOCK APPRECIATION RIGHTS PLAN OF HORIZON BANCORP

On December 17, 1996, the Board adopted, subject to shareholder approval, the First Amendment ("Amendment") to the 1987 Plan. The 1987 Plan was approved by the shareholders on April 19, 1988. The Amendment applies only to Options and SARs granted under the 1987 Plan which have not otherwise terminated before January 1, 1997 and provides for the following changes to such Options and SARs:

         (a) Extends the maximum option period to 20 years from a period of 10 years;

         (b) Requires that an optionee's right to exercise an option will terminate 30 days after the optionee's employment terminates for any reason other than death or retirement. The Amendment allows the Committee to treat employment as terminated if the duties and responsibilities of the optionee are substantially reduced, for reasons other than retirement, from those duties and responsibilities held when the option was granted. In addition, the Amendment allows an optionee's right to exercise options to be terminated prior to the expiration of the 30 day period or at any time during the term of the 1987 Plan, only with the written consent of the optionee.

         (c) Requires that an optionee's right to exercise an option be terminated five (5) years after the optionee's employment is terminated due to retirement. In addition, the Amendment provides that an optionee shall be deemed to have "retired" only if the optionee's employment is voluntarily terminated on or after the date on which the optionee attains age 55 and completes 10 full years of employment with Horizon or Bank.

         (d) Allows the Committee to, at any time and without shareholder approval, alter, amend, modify, suspend, or discontinue the 1987 Plan. The Amendment also allows the Committee to, at any time and without shareholder approval, extend the term of the 1987 Plan or the maximum period during which any option may be exercised. However, the Amendment provides that the Committee may not, without the consent of the holder of an option, or an option and a SAR, make any alteration which would adversely affect an option or SAR previously granted under the 1987 Plan.

         All other provisions of the 1987 Plan will remain the same.

BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL THE ADOPTION OF THE FIRST AMENDMENT TO THE 1987 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN OF HORIZON BANCORP. It is intended that the proxies given to the persons named in the accompanying form of proxy will, unless otherwise indicated therein, be voted FOR approval the above amendment.

     PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 KEY EMPLOYEES STOCK OPTION
         AND STOCK APPRECIATION RIGHTS PLAN OF HORIZON BANCORP

GENERAL
         On December 17, 1996, the Board adopted, subject to shareholder approval, the 1997 Key Employee's Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp ("1997 Plan"). The 1997 Plan, which became effective as of January 1, 1997 subject to approval by the shareholders, is designed to promote the interests of Horizon and Bank by encouraging officers and key employees (also referred to collectively herein as "Participants") of Horizon and Bank, upon whose judgment, initiative and industry Horizon and Bank are largely dependent for the successful conduct and growth of their business, to continue their association with Horizon and Bank by providing additional incentive through ownership of Horizon Common Stock. The 1997 Plan provides for the granting of: (i) incentive stock options ("ISOs") (as defined and described in Section 422 of the Internal Revenue Code ("Code")), (ii) NSOs and (iii) SARs. ISOs and NSOs, (also referred to collectively as "Options"), may be granted with or without SARs under the 1997 Plan.

NUMBER OF SHARES SUBJECT TO THE 1997 PLAN
         If approved, the 1997 Plan will reserve for issuance 90,000 shares of Horizon Common Stock pursuant to the exercise of Options granted thereunder. This maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes of shares as described in the plan document.

GRANTING OF SARS UNDER THE 1997 PLAN
         Options under the 1997 Plan may be granted in tandem with SARs with respect to all or a portion of such Options. In general, a SAR granted in tandem with a stock option permits the Participant to realize the appreciated value of the stock over the option price without an option exercise in the form of cash, shares of Horizon Common Stock or a combination thereof. Each SAR granted under the 1997 Plan by its terms shall: (i) expire when the underlying Option expires;
(ii) become transferable only when the underlying Option is transferable and under the same terms and conditions; and (iii) become exercisable only when and to the extent the underlying Option is eligible to be exercised. The economic value of each SAR granted under the 1997 Plan may not exceed 100% of the difference between the exercise price of the number of shares covered by the underlying Option and the fair market value ("Fair Market Value") of such shares determined at the time the SAR is exercised. In the event a Participant elects to exercise a SAR, the underlying Option or applicable portion thereof must be surrendered. Underlying Options will not be exercisable by a Participant to the extent they are surrendered upon the exercise of related SARs.

ADMINISTRATION AND DURATION OF THE 1997 PLAN
         Authority to administer the 1997 Plan and to grant ISOs, NSOs, and SARs thereunder rests with the Committee. The Committee is authorized to carry out the following under the 1997 Plan: (i) to grant ISOs, NSOs and SARs; (ii) to determine the key employees to be granted ISOs, NSOs and SARs; (iii) to determine the option period, the option price and, subject to the limitations of the 1997 Plan, the number of shares subject to each Option and SAR; (iv) to determine the time or times at which Options and SARs will be granted; (v) to determine the time or times which each Option and related SAR becomes exercisable and the duration of the exercise period; (vi) to determine other conditions and limitations, if any, applicable to the exercise of each Option and related SAR; and (vii) to determine the nature and duration of the restrictions, if any, that will be imposed upon the sale or other disposition of shares acquired pursuant to any Option granted under the 1997 Plan. The Committee may also determine, in its sole discretion, with respect to each officer or key employee, the following: (i) whether the Options granted shall be ISOs or NSOs, or a combination of the two; (ii) whether any SARs shall be granted in connection with such Options; and (iii) whether any key employee will be given discretion to determine whether any Options granted to him will be ISOs or NSOs or a combination of the two. In addition, the Committee will be authorized to adopt any rule or procedure which it deems necessary or desirable for the proper and efficient administration of the 1997 Plan, provided that such rule or procedure is consistent with the terms of the 1997 Plan.

         The provisions of the 1997 Plan also authorize the Committee to amend, modify, suspend or discontinue the 1997 Plan. However, any alteration which would: (i) increase the aggregate number of shares subject to Options (except to the extent otherwise provided for stock dividends, splits, combinations, and other changes of shares as described in the plan document); (ii) decrease the minimum option price; (iii) permit any member of the Committee to become eligible for Options or SARs under the 1997 Plan; (iv) withdraw administration of the 1997 Plan from the Committee or Board of Directors; (v) extend the term of the 1997 Plan or the maximum period during which any Option may be exercised thereunder; (vi) change the manner of determining the Option price; or (vii) change the class of individuals eligible for options or SARs, requires shareholder approval.

         ISOs under the 1997 Plan may be granted for a period of 10 years commencing January 1, 1997. NSOs and SARs under the 1997 Plan may be granted for a period of 20 years commencing January 1, 1997. The 1997 Plan will expire on December 31, 2016, except as to outstanding Options and SARs. Such Options and SARs will remain in effect until they have been exercised or terminated or have expired.

ELIGIBILITY FOR PARTICIPATION
         Options and SARs may be granted under the 1997 Plan to officers and other key employees of Horizon, Bank, or their subsidiaries as selected by the Committee in its discretion.

         The Options and SARs to be granted during the 1997 calendar year is not currently determinable; and, no Options or SARs have been granted under the 1997 Plan during any prior calendar years.

TERMS AND TRANSFERABILITY OF OPTIONS AND SARS
         The dates upon which Options granted under the 1997 Plan are exercisable will be determined by the Committee and embodied in the stock option agreement between Horizon and the optionee. However, in the event of a Change in Control (as defined) of Horizon or upon the death, Permanent and Total Disability (as defined), or Retirement (as defined) of an optionee, all outstanding Options (and any related SARs) may be exercisable in full, without regard to any restrictions on the vesting of Options contained in the stock option agreement.

         Although the option price will be determined by the Committee, such option price shall not be less than 100% of the Fair Market Value of the shares of Horizon Common Stock to which the Option relates as of the date on which the Option is granted. The Fair Market Value of a share of Horizon Common Stock as of March 11, 1997 was $48.88. However, as to any optionee who, at the time an ISO is granted, owns (within the meaning of Code ss.424(d)) more than 10% of the total combined voting power of all classes of stock of Horizon, the purchase price per share of stock under each ISO shall not be less than 110% of the Fair Market Value of the stock on the date on which the Option is granted.

         In any calendar year, no optionee under the 1997 Plan may be granted ISOs to the extent that the aggregate exercise price (determined at the time the ISO is granted) of such ISO or part thereof, together with the aggregate exercise price of all other ISOs that are exercisable for the first time by the optionee, exceeds $100,000.

         All rights to exercise an Option or SAR granted under the 1997 Plan will terminate immediately upon the optionee's termination of employment For Cause (as defined) with Horizon or Bank. If an optionee's employment terminates due to Permanent and Total Disability or death, his Options and any related SARs will terminate one year after the termination of his employment due to Permanent and Total Disability or death (but no later than the date the Options and any related SARs would expire pursuant to their terms). During such period, subject to the limitations of the 1997 Plan and the stock option agreement between Horizon and the optionee, the optionee, his guardian, attorney-in-fact, personal representative or administrator, as the case may be, may exercise the Options or related SARs in full. If an optionee's employment terminates due to Retirement, the optionee's Options and any related SARs will terminate five (5) years after termination of his employment due to Retirement (but not later than the date on which the Options and any related SARs would expire pursuant to their respective terms). However, if the optionee dies after his Retirement but before he exercises his Options or related SARs, his Options or related SARs will terminate one year after the optionee's date of death (but no later than the date on which the Options and any related SARs would expire pursuant to their respective terms). If the optionee terminates employment with Horizon or Bank for any reason other than For Cause, death, Permanent and Total Disability, or Retirement, all rights to exercise any Options or any related SARs shall terminate 30 days after the effective date of the optionee's termination of employment, but not later than the date the Options and related SARs expire pursuant to their respective terms.

         Payment of the exercise price of the Options granted under the 1997 Plan may be made in cash, or in the discretion of the Committee, in the form of shares of Horizon Common Stock or a combination of cash and Horizon Common Stock.

FEDERAL INCOME TAX CONSEQUENCES
         Under current tax law, in the case of ISOs, no income is recognized by the optionee at the time of either grant or exercise of the ISO. If: (i) the shares thereby acquired are held for a period of time that is both more than two years from the date the ISO was granted and more than one year from the date the ISO was exercised; and (ii) at all times from the date the ISO is granted and ended on the day three months before the ISO is exercised, the optionee was an employee of Horizon or Bank, any gain realized by the optionee on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes and no corresponding tax deduction is allowable to Horizon. A sale of such shares prior to such time(s) will, depending upon the time at which such sale occurs and the price for which such shares are sold, cause the optionee to recognize ordinary income and entitle Horizon to a corresponding compensation expense deduction for federal income tax purposes.

         Under the Income Tax Regulations, NSOs granted under the 1997 Plan would not have a readily ascertainable Fair Market Value. If an NSO does not have a readily ascertainable Fair Market Value when granted, it is not subject to federal income tax at that time. Rather, any amount by which the stock's Fair Market Value on exercise exceeds the option price constitutes ordinary income to the Optionee at the time of exercise. The Fair Market Value of the shares at the time of exercise is the basis for determination of capital gain or loss upon any subsequent sale or other taxable disposition of the shares. Whenever an optionee recognizes income in connection with the exercise of an NSO, Horizon recognizes a compensation expense deduction for federal income tax purposes in an equal amount.

         No income will be recognized by optionees as the result of the grant of a SAR in tandem with an Option under the 1997 Plan. Upon the exercise of a SAR, the optionee will realize ordinary income (which will constitute personal service income) to the extent of any cash received plus the Fair Market Value of any Horizon Common Stock received, and Horizon will be entitled to a corresponding deduction for federal income tax purposes. Upon a subsequent sale or other taxable disposition of shares of Horizon Common Stock acquired pursuant to the exercise of a SAR, the holder will normally realize capital gain or loss to the extent of the difference between the sale price and the Fair Market Value of the shares on the date of acquisition.

BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL THE ADOPTION OF THE 1997 KEY EMPLOYEES STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN OF HORIZON BANCORP. It is intended that the proxies given to the persons named in the accompanying form of proxy will, unless otherwise indicated therein, be voted FOR the approval the above plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS
Arthur Andersen LLP, Chicago, Illinois, served as Horizon's independent auditors for 1996. The services performed by Arthur Andersen LLP in this capacity included conducting an examination in accordance with generally accepted auditing standards and expressing an opinion on Horizon's 1996 consolidated financial statements. The Board of Directors has selected Arthur Andersen as the Independent Public Accountants for the year ending December 31, 1997. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 Horizon's executive officers, directors, and owners of more than 10% of Horizon Common Stock are required to file reports of their ownership and changes in ownership of Horizon Common Stock with the Securities and Exchange Commission. Copies of these reports must also be furnished to Horizon. Based solely upon a review of copies furnished to Horizon, through the date of this Proxy Statement, or written representation that no reports were required, Horizon believes that through 1996, all filing requirements of the Securities and Exchange Commission applicable to Horizon's executive officers, directors, and 10% shareholders relating to stock ownership were complied with.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING
Any shareholder who intends to present a proposal for action at Horizon's 1998 annual meeting of shareholders through the inclusion of such proposal in Horizon's Proxy Statement relating to that meeting must furnish Horizon such proposal in writing together with notification of such intention no later than December 2, 1997, in order to be considered for inclusion in next year's Proxy Statement.

                                  OTHER MATTERS
Management does not intend, and presently knows of no intention by any other person, to present to the meeting any action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business that may properly come before the meeting and it is the intention of the persons named in the proxy to vote in their discretion on any such matter.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than Horizon, Horizon relies upon information furnished by others for the accuracy and completeness thereof.

WE STRONGLY URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT THE EARLIEST POSSIBLE DATE EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. IN THE EVENT YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.







                                                  Diana E. Taylor
                                                  Secretary
Michigan City, Indiana
April 29, 1997


                            AVAILABILITY OF FORM 10-K

A COPY OF HORIZON'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO DIANA E. TAYLOR, CHIEF FINANCIAL OFFICER OF HORIZON, AT 515 FRANKLIN SQUARE, MICHIGAN CITY, INDIANA 46360.

                                HORIZON BANCORP
                  515 FRANKLIN SQUARE, MICHIGAN CITY, IN 46360
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, hereby appoints Marjorie McGill and Barbara Ludlow, or either of them, as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Horizon Bancorp, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 29, 1997, at 10:00 a.m. (local time), at the Orak Temple, 3848 N. Frontage Road, Michigan City, Indiana, or any adjournment thereof, on the following matters:

1. Election of Four Directors
   [ ] For all nominees listed below (except as marked to the contrary below)    [ ] Withhold authority to vote for all nominees
                                                                                    listed below
       Nominees for Terms to Expire in 2000: Russell L. Arndt, Robert C. Dabagia, Myles J. Kerrigan and Larry E. Reed
   (INSTRUCTION: To withhold authority to vote for any individual, write the nominee's name on the space provided below.)

2. The approval of the First Amendment to the 1987 Stock Options and Stock Appreciation Rights Plan of Horizon Bancorp.
   [ ] For proposal                          [ ] Withhold authority to vote for proposal

3. The approval of the 1997 Key Employee Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp.
   [ ] For proposal                          [ ] Withhold authority to vote for proposal

4. In their discretion, on such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE FOUR NOMINEES STATED ABOVE, AND FOR THE PROPOSALS IN ITEMS #2 AND #3 ABOVE.

                    Please sign on the reverse side thereof


                          (Continued from other side)

Please sign exactly as name appears below. If there are two or more owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                        Date                            , 1997
                                            ----------------------------


                                        --------------------------------------
                                                    (Signature)

                                        --------------------------------------
                                              (Signature if held jointly)
                                        Your vote is important. Please mark,
                                        sign, date and return this Proxy
                                        promptly using the enclosed envelope.

================================================================================
Please indicate your intentions of attending the meeting May 29, 1997 by completing the section below.

[ ] I WILL attend the Annual Meeting.         [ ] I WILL NOT attend the Annual Meeting.
    Number of persons attending will be_______